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                                                                    Exhibit 23.3


                      Consent of Independent Accountants


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Snyder Communications, Inc. of our report dated May 30, 1997, on the financial statements of Brann Holdings Limited as of and for the three years ended December 31, 1996 which appears on (i) page 54 of the Company's Form 10-K; (ii) page F-31 of the Snyder Communications, Inc. Current Report on Form 8-K dated December 31, 1998 filed on March 19, 1999; (iii) page F-30 of the Snyder Communications, Inc. current Report on Form 8-K dated November 25, 1997 filed on January 21, 1998; (iv) page F-39 of the Prospectus constituting part of the Registration Statement on Form S-3 (Registration No. 333-50929) of Snyder Communications, Inc. dated May 19, 1998; and (v) page 46 of the Snyder Communications, Inc. current Report on Form 8-K dated October 1, 1998 filed on November 27, 1998; which is incorporated by reference in this Registration Statement on Form S-8.


/s/ PRICE WATERHOUSE

Price Waterhouse
Chartered Accountants
 and Registered Auditors


Bristol, England
July 7, 1999